UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with William Welch

As previously reported in a Current Report on Form 8-K filed on September 15, 2022, William E. Welch, co-Chief Executive Officer of IronNet, Inc. (the “Company”) agreed with the Company’s board of directors (the “Board”) that he would resign from that position and as a member of the Board. On September 30, 2022, Mr. Welch resigned as co-Chief Executive Officer and as a director, each effective as of that date, and entered into a Separation Agreement (the “Separation Agreement”), also effective as of that date (the “Separation Date”), pursuant to which Mr. Welch has agreed to provide the Company with a full release of claims. Pursuant to the Separation Agreement, and subject to Mr. Welch allowing the release to become irrevocable, the Company has agreed to provide Mr. Welch the following severance benefits:

•

if Mr. Welch timely elects continued health insurance coverage under COBRA, the Company will pay, subject to applicable regulations, the COBRA premium payments sufficient to continue coverage for Mr. Welch and his covered dependents at its current level for up to twelve (12) months or, if earlier, until such time as Mr. Welch becomes eligible for health insurance at another employer or through self-employment or the expiration of eligibility for continuation coverage under COBRA; and

•

the Company will accelerate the vesting of restricted stock units (“RSUs”) held by Mr. Welch covering a total of 3,151,319 shares of common stock that were outstanding as of the Separation Date and had been granted pursuant to the Company’s 2014 Stock Incentive Plan and 2021 Equity Incentive Plan; the shares of common stock will be granted to Mr. Welch upon settlement of the RSUs no later than December 31, 2022, and all of Mr. Welch’s remaining RSUs that were not vested as of the Separation Date will be forfeited.

The severance benefits payable to Mr. Welch under the Separation Agreement supersede any severance payments and other benefits to which Mr. Welch would have been entitled under the terms of his Employment Agreement with the Company dated February 7, 2019. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Separation Agreement, dated as of September 30, 2022, by and between the registrant and William E. Welch.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron Pforr
Date: October 4, 2022		Cameron Pforr Chief Financial Officer